Exhibit 5.1

COX & SMITH
INCORPORATED
ATTORNEYS • COUNSELORS

112 East Pecan Street
Suite 1800
San Antonio, Texas 78205-1521
(210) 554-5500
Fax (210) 226-8395
www.coxsmith.com

Writer's Direct Number (210) 554-5268	Writer's E-Mail Address wjmcdono@coxsmith.com

March 24, 2004

Kinetic Concepts, Inc.
8023 Vantage Drive
San Antonio, Texas 78230

    Re:
    Registration Statement on Form S-8 by Kinetic Concepts, Inc.

Ladies and Gentlemen:

        We have acted as special Texas counsel to Kinetic Concepts, Inc., a Texas corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 9,500,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company ("Common Stock"). The Shares are issuable pursuant to the Kinetic Concepts, Inc. 2004 Equity Plan and the Kinetic Concepts, Inc. 2004 Employee Stock Purchase Plan (together, the "Plans").

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, by such parties, and the execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        We have examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinions hereinafter set forth. In expressing our opinions herein, we express no opinion as to compliance with federal and state securities laws.

        The opinions expressed herein are limited to the laws of the State of Texas and the federal laws of the United States that are applicable to the Registration Statement (the "Applicable Law").

        Members of our firm are admitted to the practice of law in the State of Texas and we do not express any opinion as to the laws of any other jurisdiction other than the Applicable Law to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than the Applicable Law, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares will have been duly authorized and legally issued and will constitute fully paid and nonassessable shares of Common Stock of the Company when issued in accordance with the Plans.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission promulgated thereunder.

Yours very truly,
COX & SMITH INCORPORATED
By:	/s/ WILLIAM J. MCDONOUGH, JR., William J. McDonough, Jr., For the Firm